Exhibit 99.1

COMTECH ANNOUNCES FINANCIAL RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2026

Sixth Consecutive Quarter of Consolidated Positive Operating Cash Flow
Contributes to Rise in Consolidated Year-End Liquidity to $61.3 Million and Debt Reduction

Fiscal 2026 Adjusted EBITDA from Continuing Operations
Increases 26% to $20.6 Million as Gross Margin Expands to 39%

Enhanced Financial Flexibility Resulting from Improved Creditor and Preferred Stockholder Terms with Additional Improvements Pending Anticipated Closing of Sale of Most of S&S Business

Poised to Capitalize on Dedicated Focus on Extending Allerium’s Leadership
in Mission Critical Public Safety and Communications Technologies

Chandler, Ariz. – October 14, 2026 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today reported financial results for its fourth quarter and fiscal year ended July 31, 2026.

Ken Traub, Chairman, President and CEO, stated:

“Our accomplishments in Fiscal 2026 highlight the successful execution of the transformation plan we announced when I took over as CEO during Fiscal 2025. Comtech is now a far stronger company operationally, financially, organizationally and strategically.

We generated positive consolidated operating cash flows for each of the last six quarters, with Fiscal 2026 generating $37.4 million. This enabled us to both increase our consolidated liquidity to $61.3 million at the end of the year, while also reducing our senior debt.

Our significantly improved operating and financial performance put us in a position of strength as we focused on two other major objectives for the year – executing on the strategic alternatives process and improving our capital structure.

We conducted a broad review of strategic alternatives and determined that the best path was to divest the majority of the Satellite and Space Communications (“S&S”) business and retain its cyber security training services and related businesses, so that we can dedicate our focus and attention on building upon Allerium's leadership position in public safety. We concluded that process in June with what we believe is an excellent outcome, a definitive agreement to sell most of the S&S business to an affiliate of Gilat Satellite Networks Ltd for $157.5 million. This transaction was enabled by the successful turnaround of the S&S business in the second half of Fiscal 2025 and 2026.

As a result of our improved performance, as well as the successful outcome of the strategic alternatives process, we were able to enter into favorable amendments to our senior debt, subordinated debt and preferred stock agreements contemporaneously with signing the definitive agreement with Gilat. These amendments provide the Company enhanced financial flexibility and a lower expected cost of capital. We are looking forward to additional refinancings following the anticipated closing of the sale of most of S&S, which we expect will further enhance our financial flexibility and reduce our cost of capital.

We are excited that the anticipated closing of this transaction will enable us to create a focused and dedicated business centered around Allerium's leadership position in mission critical public safety and communications technologies and our proprietary cyber security training services. This is a business that not only has an attractive financial profile with long-term customer relationships, recurring revenue and healthy backlog, but has significant opportunities for growth driven by our recent innovations, cross-selling and increasing market demands for our current and evolving offerings.

Our successful transformation has inspired a revived culture of confidence within our Company. Our employees are proud of how far we have come and are excited about the future ahead.

I would like to thank all of our employees for their dedication and loyalty as we have been successfully navigating the transformation and the current transition. In particular, I would like to recognize Mike Bondi, our Chief Financial Officer, and Don Walther, our Chief Legal Officer, who have both been instrumental in this transformation, and as we announced separately today, will be departing after a brief transition period that they are helping to lead. I would also like to welcome

Rich Nyren and Amy Rothstein-Hovey who both recently joined and will not only succeed to the CFO and CLO positions, but will be more tightly integrated into the remaining Allerium operation as we build a more strategically aligned, built-for-purpose operation for the future.”

Jeff Robertson, President of Allerium, added:

“We are entering an exciting time for Allerium, one that focuses on innovation and execution as we support the evolution of emergency communications. The market is shifting from traditional voice-based systems toward data-centric communications, real-time coordination and AI-enhanced decision making, creating new opportunities across public safety and mobile networks. We believe Allerium is uniquely positioned to lead this large and growing market for years to come.

Allerium entered fiscal 2027 with $520.4 million of funded backlog, about 80% recurring revenue and long-term relationships with states, public safety agencies and leading mobile network operators. This past year, we renewed Arizona's statewide NG9-1-1 partnership, expanded statewide service in Kentucky and brought Allerium Mira and Allerium Coral to market. I also want to welcome both Rich and Amy to the team.”

Strategic Transaction

On June 14, 2026, the Company entered into a definitive Securities Purchase Agreement (the "Purchase Agreement" or "Strategic Transaction") to sell most of its Satellite and Space Communications ("S&S") segment to Wavestream Corporation, an affiliate of Gilat Satellite Networks Ltd ("Gilat"). The Purchase Agreement calls for a base purchase price in cash of $157.5 million, subject to customary adjustments as defined in the Purchase Agreement. Upon execution of the Purchase Agreement, the Company received $10.0 million of the purchase price (the "Advance Payment"), which it is entitled to retain if the Strategic Transaction does not close. The Company used all of the Advance Payment to prepay $10.0 million of debt in July and, therefore, these proceeds are not included in the Company's year-end liquidity. The Strategic Transaction is expected to close in calendar 2026, subject to certain closing conditions and regulatory approvals.

In connection with aligning its operations, strategy and brand with a public safety focus, the Company anticipates investing between approximately $13.0 million and $15.0 million for transition related costs. Such costs are expected to be incurred mostly in fiscal 2027 and 2028 and associated with business systems tools, capabilities, personnel and reporting functions. After completing the sale of most of the S&S business and after approximately one year of transition implementation, Comtech anticipates annual cost savings, excluding one-time non-recurring expenses, to range from approximately $16.0 million to $18.0 million. The Company estimates that pro forma Adjusted EBITDA would have been between approximately $37.0 million and $39.0 million for fiscal 2026. Such amounts are unaudited estimates. Adjusted EBITDA, a Non-GAAP financial measure, is defined in Comtech’s Form 10-K filed with the SEC on October 14, 2026. See below for a reconciliation of Net Loss From Continuing Operations to Adjusted EBITDA.

As the Strategic Transaction represents a material strategic shift in the Company's business, the results and net assets of the businesses being sold to Gilat are: (i) considered discontinued operations; and (ii) presented separately from the Company's continuing operations, which consist of the Company's existing Allerium business, the retained cyber security training and related services business and corporate functions, that collectively form one operating segment.

Unless otherwise noted, the results for the fourth quarter and fiscal year 2026 represent the Company's continuing operations, with comparable prior periods recast to reflect these changes.

Fiscal Year 2026 Financial Results

•Net sales of $249.6 million

•Gross profit of 38.9%

•Operating loss from continuing operations of $18.2 million and net loss from continuing operations attributable to common shareholders of $51.0 million

•Adjusted EBITDA (a Non-GAAP financial measure) of $20.6 million, or 8.3% of net sales

•Cash flows provided by operations of $25.0 million

•Net bookings of $263.7 million, representing a book-to-bill ratio of 1.06x

•Total consolidated liquidity at year end of $61.3 million

Fourth Quarter 2026 Financial Results

•Net sales of $66.2 million

•Gross profit of 40.6%

•Operating loss from continuing operations of $3.9 million and net loss from continuing operations attributable to common shareholders of $9.4 million

•Adjusted EBITDA (a Non-GAAP financial measure) of $9.2 million, or 13.9% of net sales

•Cash flows provided by operations of $18.5 million

•Net bookings of $32.0 million, representing a book-to-bill ratio of 0.48x

•Funded backlog of $520.4 million and revenue visibility of approximately $862.0 million

Fiscal 2026 Commentary

Net sales were $249.6 million for fiscal 2026, as compared to $300.9 million for fiscal 2025, a decrease of $51.3 million, or 17.0%. Fiscal 2026 and 2025 include net sales of $0.3 million and $48.5 million, respectively, and gross profit of $0.1 million and $1.7 million, respectively, related to the legacy U.S. Army Very Small Aperture Terminal (“VSAT”) Satellite Systems and Services and Global Field Service Representative (“GFSR”) contracts which were previously included within the Company's S&S segment. These contracts wound down as a result of the Company's decision to phase out and eliminate certain low margin and capital intensive revenues, are not part of the businesses being acquired by Gilat and, therefore, are not part of discontinued operations. Excluding these now inactive VSAT and GFSR contracts, net sales in the more recent period are comparable to fiscal 2025, but reflect timing considerations as call handling deployments transition to recurring maintenance revenue. The Company estimates that approximately 80% of its fiscal 2026 net sales are recurring in nature.

Gross profit was $97.2 million and $95.2 million for fiscal 2026 and 2025, respectively, an increase of $2.0 million. Gross profit, as a percentage of net sales, for fiscal 2026 was 38.9%, as compared to 31.6% for fiscal 2025. Excluding the inactive contracts discussed above, the improvement in the gross profit percentage in the more recent period reflects the continued adoption of the Company's solutions by customers, as well as the migration of PSAPs onto its NG9-1-1 core services and call handling platforms.

Operating loss from continuing operations was $18.2 million, compared to $29.9 million in fiscal 2025. Operating loss in fiscal 2026 reflects $14.8 million of amortization of intangibles, $10.0 million of restructuring costs, $3.1 million of amortization of stock-based compensation and $1.2 million in CEO transition costs. Excluding such items, operating income for this past fiscal year would have been $10.8 million, or 4.3% of net sales, as compared to $7.6 million, or 2.5% in the prior year period when excluding similar items including proxy solicitation costs and an impairment of goodwill in fiscal 2025. The improvement in fiscal 2026 primarily reflects higher gross profit (both in dollars and as a percentage of consolidated net sales) and lower selling, general and administrative expenses.

Net loss from continuing operations attributable to common stockholders in fiscal 2026 and 2025 was $51.0 million and $67.9 million, respectively. In addition to those items described above, and as more fully discussed in the Company’s SEC filings, the more recent period includes $32.8 million of net dividends related to Convertible Preferred Stock.

Adjusted EBITDA increased to $20.6 million or 8.3% of net sales, compared to $16.4 million or 5.5% of net sales in the prior year period, reflecting those factors discussed above.

Cash provided by operating activities was $25.0 million for fiscal 2026, as compared to cash used in operating activities of $29.2 million for fiscal 2025. The significant period-over-period improvement in cash flow reflects the operational improvements discussed above, as well as favorable changes in net working capital management, including cash collections of billed accounts receivable and contract assets (i.e., unbilled accounts receivable) during the more recent period. Operating cash flows for fiscal 2026 and 2025 reflect $5.0 million and $12.9 million, respectively, in cash outflows for interest payments and $7.8 million and $19.7 million, respectively, in aggregate cash payments for restructuring costs (including severance), proxy solicitation costs and CEO transition costs.

Bookings were $263.7 million in fiscal 2026, representing a book-to-bill ratio of 1.06x, compared to $212.2 million or 0.71x in fiscal 2025. Fiscal 2026 bookings include a multi-year contract extension earlier in the fiscal year, valued in excess of $130.0 million, by Allerium’s largest customer, a leading telecommunications company in the U.S.

Fourth Quarter Fiscal 2026 Commentary

Net sales were $66.2 million, as compared to $75.3 million for the fourth quarter of fiscal 2025, a decrease of $9.1 million or 12.1%. The prior year period includes $8.4 million and $0.5 million, respectively, of net sales and gross profit related to the Company's legacy VSAT contract, discussed above. Excluding such inactive contract, net sales in the more recent period reflects lower net sales of location-based and call handling solutions, offset in part by higher net sales of NG9-1-1 solutions and cyber security training services.

Gross profit was $26.9 million and $26.2 million for the fourth quarter of fiscal 2026 and 2025, respectively, an increase of $0.7 million. Gross profit, as a percentage of net sales, for the fourth quarter of fiscal 2026 was 40.6%, as compared to 34.7% for fiscal 2025. Excluding the inactive contract discussed above, the improvement in the gross profit percentage in the more recent period reflects the continued adoption of the Company's solutions by customers, as well as the migration of PSAPs onto its NG9-1-1 core services and call handling platforms.

Operating loss from continuing operations was $3.9 million, compared to $0.8 million in the fourth quarter of fiscal 2025. Operating loss in the fourth quarter of fiscal 2026 reflects $5.7 million of restructuring costs, $3.6 million of amortization of intangibles, $1.0 million of amortization of stock-based compensation and $0.1 million in CEO transition costs. Excluding such items, operating income for the fourth quarter of fiscal 2026 would have been $6.5 million, or 9.9% of net sales, as compared to $5.1 million, or 6.7% in the prior year period when excluding similar items. The improvement in fiscal 2026 primarily reflects higher gross profit (both in dollars and as a percentage of consolidated net sales) and lower selling, general and administrative expenses.

Restructuring costs during the fourth quarter of fiscal 2026 principally related to the Company's strategic alternatives review process, which concluded with the Strategic Transaction announced on June 15, 2026. Following the expected closing of the Strategic Transaction in calendar 2026, the Company plans to align its operations, strategy and brand with Allerium's public safety focus.

Net loss from continuing operations attributable to common stockholders was $9.4 million and $9.1 million, respectively, for the fourth quarter of fiscal 2026 and 2025. In addition to those items described above, the more recent period includes $11.5 million of net dividends related to Convertible Preferred Stock.

Adjusted EBITDA was $9.2 million or 13.9% of net sales, compared to $7.5 million or 10.0% of net sales in the fourth quarter of fiscal 2025, reflecting those factors discussed above.

Cash provided by operating activities was $18.5 million for the fourth quarter of fiscal 2026, as compared to cash used in operating activities of $1.2 million for the fourth quarter of fiscal 2025. The significant period-over-period improvement reflects the operational improvements discussed above as well as favorable changes in net working capital management including a reduction in billed accounts receivable and contract assets (i.e., unbilled accounts receivable) during the more recent period, in addition to the timing of payments related to accounts payable. Operating cash flows for the fourth quarter of fiscal 2026 and 2025 reflect $0.9 million and $3.0 million, respectively, in cash outflows for interest payments and a nominal amount and $2.8 million, respectively, in aggregate cash payments for restructuring costs (including severance), proxy solicitation costs and CEO transition costs.

With strategic wins in the U.S., Canada and Australia, the Company believes Allerium's position as a trusted leader in 9-1-1, NG9-1-1 and public safety applications positions it increasingly well when it comes to delivering similarly sophisticated solutions for other types of emergencies. New emergency requesting devices, such as "wearables," vehicles, smart speakers and AI capable cameras, and new delivery methods are expected to drive innovation and growth within the public safety market.

Bookings were $32.0 million in the fourth quarter of fiscal 2026, representing a book-to-bill ratio of 0.48x, compared to $58.5 million or 0.78x in the prior year period. Bookings reflect the timing of large, multi-year contract awards. Backlog was $520.4 million as of July 31, 2026, compared to $506.3 million as of July 31, 2025. Revenue visibility, measured as the sum of funded backlog and the total unfunded value of certain multi-year contracts, was approximately $862.0 million as of July 31, 2026.

Key contract awards during the fourth quarter of fiscal 2026 included:

•over $8.0 million of funding from a domestic Tier 1 mobile network operator primarily to support the development, testing and migration of various security features and enhancements;

•approximately $6.5 million in incremental funding for ongoing training and support of complex cybersecurity operations for U.S. government customers;

•in excess of $2.5 million of funding from an existing international customer of its Guardian solutions; and

•over $1.0 million of additional funding from an existing NG9-1-1 customer in a Northeastern state.

According to a 2026 Next Generation 9-1-1 report published by Frost & Sullivan, a leading third-party research firm, Allerium was the second leading provider of next generation core services ("NGCS") based on both primary contracts held and U.S. population served, with an estimated market share of approximately 25%. Allerium was also the third leading provider of call handling solutions in the U.S., with an estimated market share of approximately 8%. Allerium's solutions were also estimated to support over 250 million wireless subscribers. The Company believes these positions demonstrate the breadth of Allerium's role across the emergency communications ecosystem, spanning the mobile networks where emergency communications originate through the NG9-1-1 infrastructure and call handling technologies used by public safety agencies.

In May 2026, the Company announced the opening of its new purpose-built facility in Gatineau, Quebec. The new office reflects Allerium’s continued commitment to Canada and its long-standing presence in the region. Allerium’s new facility in Canada builds on strong operational momentum. This includes the recent go-live of the Gatineau 9-1-1 agency, as well over 60 NG9-1-1 upgrades in Canada this past fiscal year. These milestones reflect Allerium’s expanding role in modernizing emergency communications infrastructure and supporting public safety agencies in Canada, while contributing to a broader footprint of public safety agencies across North America and internationally.

In June 2026, the Company launched Allerium Mira, a multi-tenant, cloud-agnostic solution that gives public safety agencies a flexible and secure alternative to traditional on-premise call handling systems, with the scalability to grow as their needs evolve. In June 2026, the Company also announced Allerium Coral, a new network-native capability that advances how critical information is coordinated and exchanged across NG9-1-1 environments. While Allerium Coral focuses on the secure exchange, coordination and continuity of critical information across systems, agencies and workflows, Allerium Mira provides the environment where such call handling information can be received, understood and acted upon.

In June 2026, Jeff Robertson, President of Allerium, was appointed to the Board of the First Responder Network Authority ("FirstNet Authority"), the independent federal authority responsible for overseeing the development and evolution of FirstNet, the nationwide public safety broadband network dedicated to first responders in the U.S. FirstNet's mission is to help ensure first responders in the U.S. have access to the communications capabilities they need to protect the communities they serve. Mr. Robertson's experience, leadership and commitment to public safety make him exceptionally well suited to serve on the FirstNet Authority Board, bringing thoughtful leadership to this important role.

Capital Structure and Liquidity

Upon signing of the Strategic Transaction, the Company received a $10.0 million Advance Payment from Gilat. Upon the anticipated closing of the Strategic Transaction, the Company estimates receiving an additional $128.3 million in net cash proceeds, excluding any additional proceeds from assets that have been part of the S&S business but will be retained by the Company, and after deducting sale-related expenses and the funding of customary escrow obligations expected to be settled shortly after such closing. In accordance with the Company's existing credit facilities, it must use 65% of the net proceeds from the sale to prepay the majority of its Credit Facility, with the remaining 35% used to prepay debt outstanding under its Subordinated Credit Facility, starting with repaying the subordinated priority term loan.

Contemporaneously with signing the Strategic Transaction during the fourth quarter of fiscal 2026, at a time when the Company was in compliance with the terms and covenants of each of its credit facilities, the Company entered into various amendments to its Credit Facility, Subordinated Credit Facility and convertible preferred stock agreements which enhance its overall financial flexibility and reduce its anticipated cost of capital. Such enhanced financial flexibility includes: (i) an extension of the covenant holiday under its Credit Facility and Subordinated Credit Facility to July 31, 2027; (ii) waiver of the fiscal 2026 excess cash flow prepayment under its Credit Facility; (iii) deferral of previously scheduled make whole escalations on applicable portions of the Subordinated Credit Facility until April 1, 2027 if the loans are not prepaid by that time; (iv) a 1.0% reduction in the prepayment penalty associated with the application of the net proceeds from the sale of most of the S&S business; (v) upon closing of the Strategic Transaction, elimination of a provision that previously provided for the acceleration of the redemption rights of the holders of convertible preferred stock upon a refinancing; (vi) extension of the redemption rights of the holders of convertible preferred stock from October 31, 2028 to October 31, 2029; and (vii) deferring the rights of the holders of convertible preferred stock to require cash dividends until October 31, 2028. Upon closing the Strategic Transaction, the Company will use the net cash proceeds to substantially reduce debt and then seek a comprehensive recapitalization of the business with the intention to further enhance the Company’s financial flexibility and reduce the cost of capital.

The Board of Directors appointed Christopher Maloney as an independent director, effective October 1, 2026. Mr. Maloney's extensive leadership experience in building, leading and governing public safety and mission critical communications technology companies, including direct operating and board service in 9-1-1 dispatch and emergency communications, qualifies him to serve on the Board.

Conference Call and Webcast Information

Comtech will host a conference call with investors and analysts on Wednesday, October 14, 2026, at 5:00 pm Eastern Time.

A live webcast of the conference call will be accessible on the Investor Relations section of Comtech’s website at www.comtech.com/investors. Alternatively, investors can access the conference call by dialing (800) 445-7795 (primary) or (785) 424-1699 (alternate) and using the conference I.D. of “Comtech.” A replay will be available through Wednesday, October 28, 2026, by dialing (800) 839-9719 or (402) 220-6091.

About Comtech

Comtech is transitioning to a focused communications technology company with deep expertise in public safety and mobile networks and a unique command of where they intersect. Through its Allerium segment, Comtech provides infrastructure and software that help locate, route, deliver, answer and coordinate 9-1-1 and emergency communications, while providing mobile network operators with carrier-grade location, messaging and public alerting capabilities. Together, these capabilities connect people, devices and critical information when every connection counts.

In June 2026, Comtech agreed to sell most of its Satellite and Space Communications business to Gilat Satellite Networks Ltd. The transaction remains subject to regulatory approvals and customary closing conditions. For more information, please visit www.comtech.com.

Investor Relations Contact	Media Contacts
Maria Ceriello	Andrew Rotheram	Longacre Square Partners
631-962-7115	206-829-3050	comtech@longacresquare.com
Maria.Ceriello@comtech.com	andrew.rotheram@comtech.com

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by its representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “outlook,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods, or the negative of those words and expressions, as well as statements in future tense. Forward-looking statements include, among others, statements regarding the expected completion of, the anticipated benefits of, and its plans, strategies and objectives relating to, the pending transaction with Gilat Satellite Networks Ltd, including the time frame in which such proposed transaction will occur, its expectations for further portfolio-shaping opportunities, its expectations for other operational initiatives, its expectations for completing further financing initiatives, its future performance and financial condition, the plans and objectives of its management (including anticipated changes to executive leadership) and its assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause its actual results, future performance and financial condition, and achievement of its plans and objectives of its management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or its good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of its control. Factors that could cause actual results to differ materially from current expectations include, among other things: its ability to consummate the transactions on a timely basis or at all; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of its common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; its inability to retain and hire key personnel; further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity; changes in its executive leadership; the possibility that the expected benefits from its strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that it will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of its receipt of, and its performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; the timing and amount of adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements or rebranding; changing customer demands and/or procurement strategies and its ability to scale opportunities and deliver solutions to current and prospective customers; changes and uncertainty in prevailing economic and political conditions (including financial and capital market conditions), including as a result of military conflicts or any tariff, trade restrictions or similar matters; impact of government shutdowns; changes to government procurement practices; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with its legal proceedings, customer claims for indemnification, and other similar matters; risks associated with its obligations under its credit facilities; risks associated with its large contracts; risks associated with supply chain disruptions; and other factors described in this and its other filings with the Securities and Exchange Commission (“SEC”). However, these risks are not the only risks that it faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” (Part I, Item 1A) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) sections of its Annual Report on Form 10-K, filed with the SEC on October 14, 2026, as the same may be updated from time to time in the Company's various filings with the SEC. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Appendix:
•Condensed Consolidated Statements of Operations (Unaudited)
•Condensed Consolidated Balance Sheets (Unaudited)
•Condensed Consolidated Statements of Cash Flows (Unaudited)
•Use of Non-GAAP Financial Measures
•Reconciliation of Pro Forma GAAP Net Loss from Continuing Operations to Pro Forma Adjusted EBITDA
7

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2026	2025	2026	2025
Net sales	$66,232,000	75,332,000	$249,613,000	300,871,000
Cost of sales	39,367,000	49,160,000	152,437,000	205,664,000
Gross profit	26,865,000	26,172,000	97,176,000	95,207,000

Expenses:
Selling, general and administrative	24,325,000	19,026,000	87,855,000	88,129,000
Research and development	2,784,000	3,066,000	11,577,000	11,725,000
Amortization of intangibles	3,567,000	3,789,000	14,763,000	15,154,000
Impairment of long-lived assets, including goodwill	—	—	—	5,304,000
CEO transition costs	66,000	1,045,000	1,162,000	2,117,000
Proxy solicitation costs	—	—	—	2,682,000
	30,742,000	26,926,000	115,357,000	125,111,000

Operating loss from continuing operations	(3,877,000)	(754,000)	(18,181,000)	(29,904,000)

Other expenses (income):
Interest expense	5,767,000	5,734,000	21,339,000	19,011,000
Interest (income) and other	471,000	179,000	3,000	(118,000)
Write-off of deferred financing costs and debt discounts	—	4,086,000	—	8,977,000
Change in fair value of warrants and derivatives	(12,326,000)	(23,048,000)	(22,089,000)	(38,498,000)

Income (loss) from continuing operations before income taxes	2,211,000	12,295,000	(17,434,000)	(19,276,000)
Provision for (benefit from) income taxes	82,000	1,936,000	847,000	(279,000)

Net income (loss) from continuing operations	2,129,000	10,359,000	(18,281,000)	(18,997,000)

Discontinued operations:
Loss from discontinued operations before income taxes	(5,211,000)	(3,830,000)	(16,807,000)	(136,106,000)
Provision for (benefit from) income taxes	120,000	(1,381,000)	1,081,000	199,000
Net loss from discontinued operations	(5,331,000)	(2,449,000)	(17,888,000)	(136,305,000)

Net (loss) income	(3,202,000)	7,910,000	(36,169,000)	(155,302,000)

Gain on extinguishment of convertible preferred stock	—	—	—	51,179,000

Adjustments to reflect redemption value of convertible preferred stock:
Dividends on convertible preferred stock, net	(11,525,000)	(19,472,000)	(32,763,000)	(100,128,000)
Net loss attributable to common stockholders	$(14,727,000)	(11,562,000)	$(68,932,000)	(204,251,000)

Net loss per common share:
Basic and diluted - continuing operations	$(0.31)	(0.31)	$(1.71)	(2.31)
Basic and diluted - discontinued operations	(0.18)	(0.08)	(0.60)	(4.64)
Basic and diluted	$(0.49)	(0.39)	$(2.31)	(6.95)

Weighted average number of common and common equivalent shares outstanding – basic and diluted	29,978,000	29,436,000	29,845,000	29,405,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Audited)

	July 31, 2026	July 31, 2025
Assets
Current assets:
Cash and cash equivalents	$34,978,000	35,371,000
Accounts receivable, net	67,803,000	87,176,000
Inventories, net	10,510,000	6,936,000
Prepaid expenses and other current assets	12,627,000	13,775,000
Current assets of discontinued operations held for sale	117,341,000	127,987,000
Total current assets	243,259,000	271,245,000
Property, plant and equipment, net	30,976,000	27,960,000
Operating lease right-of-use assets, net	9,914,000	9,527,000
Goodwill	176,126,000	176,126,000
Intangibles with finite lives, net	120,664,000	135,427,000
Deferred financing costs, net	1,454,000	1,908,000
Other assets, net	9,324,000	10,457,000
Non-current assets of discontinued operations held for sale	104,045,000	109,246,000
Total assets	$695,762,000	741,896,000
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,751,000	14,660,000
Accrued expenses and other current liabilities	47,362,000	41,076,000
Current portion of credit facility, net	76,609,000	4,050,000
Current portion of subordinated credit facility, net	44,408,000	—
Operating lease liabilities, current	3,210,000	3,426,000
Contract liabilities	43,758,000	41,955,000
Interest payable	283,000	15,000
Current liabilities of discontinued operations held for sale	54,190,000	53,067,000
Total current liabilities	290,571,000	158,249,000
Non-current portion of credit facility, net	21,400,000	114,414,000
Non-current portion of subordinated credit facility, net	62,920,000	95,588,000
Operating lease liabilities, non-current	9,423,000	8,907,000
Income taxes payable, non-current	1,444,000	1,611,000
Long-term contract liabilities	16,429,000	21,005,000
Warrant and derivative liabilities	4,481,000	17,849,000
Other liabilities	3,509,000	3,450,000
Non-current liabilities of discontinued operations held for sale	24,698,000	26,856,000
Total liabilities	434,875,000	447,929,000
Commitments and contingencies
Convertible preferred stock, par value $0.10 per share; authorized and issued 178,181 shares at July 31, 2026 (redemption value of $223,156,000, which includes accrued dividends of $1,661,000) and authorized and issued 178,181 shares at July 31, 2025 (redemption value of $204,153,000, which includes accrued dividends of $1,520,000)	221,983,000	189,545,000
Stockholders’ equity:
Preferred stock, par value $0.10 per share; authorized and unissued 1,821,819 shares at July 31, 2026 and 2025, respectively	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 45,025,294 shares and 44,443,626 shares at July 31, 2026 and 2025, respectively	4,502,000	4,444,000
Additional paid-in capital	519,315,000	548,722,000
Accumulated deficit	(43,064,000)	(6,895,000)
	480,753,000	546,271,000
Less:
Treasury stock, at cost (15,033,317 shares at July 31, 2026 and 2025)	(441,849,000)	(441,849,000)
Total stockholders’ equity	38,904,000	104,422,000
Total liabilities, convertible preferred stock and stockholders’ equity	$695,762,000	741,896,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net (loss) income	$(3,202,000)	7,910,000	$(36,169,000)	(155,302,000)
Less: Net loss from discontinued operations	(5,331,000)	(2,449,000)	(17,888,000)	(136,305,000)
Net income (loss) from continuing operations	2,129,000	10,359,000	(18,281,000)	(18,997,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment	2,663,000	2,589,000	9,778,000	8,813,000
Amortization of intangible assets	3,567,000	3,789,000	14,763,000	15,154,000
Amortization of stock-based compensation	1,023,000	430,000	3,121,000	2,238,000
Paid-in-kind interest under term loan	—	—	—	1,850,000
Amortization of deferred financing costs, debt discount and accreted interest related to subordinated credit facility	4,101,000	2,059,000	14,352,000	3,098,000
Amortization of deferred financing costs and debt discount related to credit facility	561,000	648,000	1,760,000	2,176,000
Write-off of deferred financing costs and debt discounts	—	4,086,000	—	8,977,000
Change in fair value of warrants and derivatives	(12,326,000)	(23,048,000)	(22,089,000)	(38,498,000)
Loss on disposal of property plant and equipment	—	—	—	11,000
(Benefit from) provision for allowance for doubtful accounts and contract assets	(271,000)	50,000	(302,000)	375,000
Provision for excess and obsolete inventory	396,000	260,000	492,000	261,000
Deferred income tax (benefit) expense	(29,000)	(928,000)	1,032,000	(1,187,000)
Impairment of long-lived assets, including goodwill	—	—	—	5,304,000
Changes in assets and liabilities:
Accounts receivable	10,163,000	308,000	19,675,000	(8,472,000)
Inventories	(1,650,000)	995,000	(4,066,000)	1,134,000
Prepaid expenses and other current assets	2,342,000	(2,014,000)	99,000	(2,731,000)
Other assets	475,000	(307,000)	709,000	745,000
Accounts payable	7,200,000	(1,031,000)	6,043,000	(6,752,000)
Accrued expenses and other current liabilities	1,974,000	(3,657,000)	1,018,000	(1,914,000)
Contract liabilities	(2,960,000)	1,273,000	(2,773,000)	1,767,000
Other liabilities, non-current	(431,000)	(46,000)	68,000	(95,000)
Interest payable	(197,000)	10,000	(211,000)	(1,057,000)
Income taxes payable	(262,000)	3,010,000	(203,000)	(1,394,000)
Net cash provided by (used in) operating activities from continuing operations	18,468,000	(1,165,000)	24,985,000	(29,194,000)
Net cash (used in) provided by operating activities from discontinued operations	(112,000)	12,612,000	12,425,000	20,902,000
Net cash provided by (used in) operating activities	18,356,000	11,447,000	37,410,000	(8,292,000)
Cash flows from investing activities:
Purchases of property, plant and equipment	(3,287,000)	(2,009,000)	(15,223,000)	(8,228,000)
Proceeds from sale of indefinite lived intangible assets	552,000	—	565,000	—
Net cash used in investing activities from continuing operations	(2,735,000)	(2,009,000)	(14,658,000)	(8,228,000)
Net cash provided by (used in) investing activities from discontinued operations	9,931,000	(27,000)	8,748,000	(337,000)
Net cash provided by (used in) investing activities	7,196,000	(2,036,000)	(5,910,000)	(8,565,000)
				(Continued)

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2026	2025	2026	2025
Cash flows from financing activities:
Net payments under revolving loans	$(3,641,000)	(5,775,000)	$(17,641,000)	(14,859,000)
Repayment of term loan	(7,512,000)	(29,494,000)	(10,550,000)	(56,746,000)
Repayment of subordinated credit facility	(3,021,000)	—	(3,021,000)	—
Proceeds from subordinated credit facility	—	35,000,000	—	100,000,000
Payment of deferred financing costs and debt discount	(450,000)	(325,000)	(450,000)	(4,545,000)
Contribution for constructing long-lived assets	—	2,814,000	—	2,814,000
Payment of convertible preferred stock consent fee	—	—	—	(650,000)
Payment of convertible preferred stock amendment fees	(80,000)	—	(80,000)	(76,000)
Cash dividends paid on common stock	—	(1,000)	(32,000)	(158,000)
Remittance of employees’ statutory tax withholding for stock awards	(225,000)	(62,000)	(688,000)	(1,248,000)
Proceeds from issuance of employee stock purchase plan shares	18,000	17,000	95,000	118,000
Payment of shelf registration costs	(169,000)	—	(181,000)	(207,000)
Net cash (used in) provided by financing activities from continuing operations	(15,080,000)	2,174,000	(32,548,000)	24,443,000

Net increase (decrease) in cash and cash equivalents, including cash classified within current assets of discontinued operations held for sale	$10,472,000	11,585,000	$(1,048,000)	7,586,000
Less: Net (decrease) increase in cash classified within current assets of discontinued operations held for sale	(1,062,000)	2,191,000	(655,000)	1,097,000
Net increase (decrease) in cash and cash equivalents from continuing operations	11,534,000	9,394,000	(393,000)	6,489,000
Cash and cash equivalents at beginning of period	23,444,000	25,977,000	35,371,000	28,882,000
Cash and cash equivalents at end of period	$34,978,000	35,371,000	$34,978,000	35,371,000

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding the Company’s financial results, this release contains “Non-GAAP financial measures” under the rules of the SEC. The Company’s Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation, amortization of intangibles, impairment of long-lived assets, including goodwill, amortization of stock-based compensation, CEO transition costs, change in fair value of warrants and derivatives, proxy solicitation costs, restructuring costs and write-off of deferred financing costs and debt discounts, and in the recent past, amortization of cost to fulfill assets, strategic emerging technology costs (for next-generation satellite technology), acquisition plan expenses, change in fair value of the convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, strategic alternatives expenses and other and loss on business divestiture. These items, while periodically affecting its results, may vary significantly from period to period and may have a disproportionate effect in a given period, thereby affecting the comparability of results. Although closely aligned, the Company’s definition of Adjusted EBITDA is different than EBITDA (as such term is defined in its Credit Facility and Subordinated Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA, as well as adjusted operating income (loss), net income (loss) attributable to common shareholders and net income (loss) per diluted common share, as presented in the tables, are Non-GAAP measures. These Non-GAAP measures are frequently requested by investors and analysts. The Company believes that investors and analysts may use these Non-GAAP measures along with other information contained in its SEC filings, including GAAP measures, in assessing its performance and comparability of its results with other companies. The Company’s Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of the Company’s outstanding convertible preferred stock.

These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct its business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables presented herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. As the Company has not provided future Non-GAAP financial guidance or targets, there is no need to reconcile its business outlook to the most directly comparable GAAP measures. Furthermore, even if guidance or targets had been provided, items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted at this time. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics would not be available without unreasonable effort and such unavailable reconciling items could significantly impact the Company’s financial results.

	Three months ended July 31,		Twelve months ended July 31,
	2026	2025	2026	2025
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net income (loss) from continuing operations	$2,129,000	$10,359,000	$(18,281,000)	$(18,997,000)
Provision for (benefit from) income taxes	82,000	1,936,000	847,000	(279,000)
Interest expense	5,767,000	5,734,000	21,339,000	19,011,000
Interest (income) and other	471,000	179,000	3,000	(118,000)
Write-off of deferred financing costs and debt discounts	—	4,086,000	—	8,977,000
Change in fair value of warrants and derivatives	(12,326,000)	(23,048,000)	(22,089,000)	(38,498,000)
Amortization of stock-based compensation	1,023,000	430,000	3,121,000	2,238,000
Amortization of intangibles	3,567,000	3,789,000	14,763,000	15,154,000
Impairment of long-lived assets, including goodwill	—	—	—	5,304,000
Depreciation	2,663,000	2,589,000	9,778,000	8,813,000
Restructuring costs	5,747,000	414,000	9,984,000	10,016,000
CEO transition costs	66,000	1,045,000	1,162,000	2,117,000
Proxy solicitation costs	—	—	—	2,682,000
Adjusted EBITDA	$9,189,000	$7,513,000	$20,627,000	$16,420,000

Reconciliations of GAAP consolidated results to the corresponding Non-GAAP measures are shown in the tables below (numbers and per share amounts in the tables may not foot due to rounding). Non-GAAP results reflect Non-GAAP provisions for (benefits from) income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. The Company evaluates its Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company’s Non-GAAP effective income tax rate can differ materially from its GAAP effective income tax rate.

	July 31, 2026
	Three months ended			Twelve months ended
	Operating (Loss) Income from Continuing Operations	Net Loss from Continuing Operations Attributable to Common Stockholders	Net Loss from Continuing Operations Attributable to Common Stockholders per Diluted Common Share*	Operating (Loss) Income from Continuing Operations	Net Loss from Continuing Operations Attributable to Common Stockholders	Net Loss from Continuing Operations Attributable to Common Stockholders per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(3,877,000)	$(9,396,000)	$(0.31)	$(18,181,000)	$(51,044,000)	$(1.71)
Adjustments to reflect redemption value of convertible preferred stock	—	11,525,000	0.38	—	32,763,000	1.10
Change in fair value of warrants and derivatives	—	(12,326,000)	(0.41)	—	(22,089,000)	(0.74)
Amortization of intangibles	3,567,000	3,567,000	0.12	14,763,000	14,763,000	0.49
Amortization of stock-based compensation	1,023,000	1,023,000	0.04	3,121,000	3,121,000	0.11
Restructuring costs	5,747,000	5,747,000	0.19	9,984,000	9,984,000	0.33
CEO transition costs	66,000	66,000	—	1,162,000	1,162,000	0.04
Net discrete tax (benefit) expense	—	(213,000)	(0.01)	—	712,000	0.02
Non-GAAP measures	$6,526,000	$(7,000)	$—	$10,849,000	$(10,628,000)	$(0.36)

	July 31, 2025
	Three months ended			Twelve months ended
	Operating (Loss) Income from Continuing Operations	Net Loss from Continuing Operations Attributable to Common Stockholders	Net Loss from Continuing Operations Attributable to Common Stockholders per Diluted Common Share*	Operating (Loss) Income from Continuing Operations	Net Loss from Continuing Operations Attributable to Common Stockholders	Net Loss from Continuing Operations Attributable to Common Stockholders per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(754,000)	$(9,113,000)	$(0.31)	$(29,904,000)	$(67,946,000)	$(2.31)
Adjustments to reflect redemption value of convertible preferred stock	—	19,472,000	0.66	—	100,128,000	3.41
Change in fair value of warrants and derivatives	—	(23,048,000)	(0.78)	—	(38,498,000)	(1.31)
Gain on extinguishment of convertible preferred stock	—	—	—	—	(51,179,000)	(1.74)
Impairment of long-lived assets, including goodwill	—	—	—	5,304,000	5,304,000	0.18
Amortization of intangibles	3,789,000	3,523,000	0.12	15,154,000	14,393,000	0.49
Restructuring costs	564,000	529,000	0.02	10,016,000	9,629,000	0.33
Amortization of stock-based compensation	430,000	516,000	0.02	2,238,000	2,238,000	0.07
Proxy solicitation costs	—	—	—	2,682,000	2,545,000	0.09
CEO transition costs	1,045,000	972,000	0.03	2,117,000	2,009,000	0.07
Net discrete tax benefit	—	(146,000)	(0.01)	—	(476,000)	(0.02)
Non-GAAP measures	$5,074,000	$(7,295,000)	$(0.25)	$7,607,000	$(21,853,000)	$(0.74)

* Per share amounts may not foot due to rounding.

Reconciliation of pro forma GAAP net loss from continuing operations to pro forma Adjusted EBITDA is shown in the table below.

Fiscal 2026
Reconciliation of Pro Forma GAAP Net Loss from Continuing Operations to Pro Forma Adjusted EBITDA(1)
Net loss from continuing operations	$(15,000,000)
Provision for income taxes	1,000,000
Interest expense	21,000,000
Change in fair value of warrants and derivatives	(22,000,000)
Amortization of stock-based compensation	3,000,000
Amortization of intangibles	15,000,000
Depreciation	10,000,000
Restructuring costs	24,000,000
CEO transition costs	1,000,000
Pro Forma Adjusted EBITDA	$38,000,000

(1) Pro forma results presented in the above table for fiscal 2026 represent the businesses being retained by Comtech, plus assumptions for transition related costs and anticipated cost savings. The businesses being retained by Comtech include: Allerium, certain cyber-focused assets currently within the S&S segment and corporate functions. Such amounts are unaudited estimates.

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